            As filed with the Securities and Exchange Commission on May 25, 2001
                                                           Registration No. 333-

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    Form S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                         Alpha Technologies Group, Inc.
                    ---------------------------------------
             (Exact name of registrant as specified in its charter)

                  Delaware                              76-0079338
        -------------------------------             ------------------
        (State or other jurisdiction of             (I.R.S. Employer
        incorporation or organization)              Identification No.)

         11990 San Vicente Boulevard, Suite 350, Los Angeles, CA 90049
       ----------------------------------------------------------------
       (Address of Principal Executive Offices)              (ZIP Code)


                  Amended and Restated 1994 Stock Option Plan
                    ----------------------------------------
                            (Full title of the plan)

                             Robert W. Forman, Esq.
                       Shapiro Forman Allen & Miller LLP
                               380 Madison Avenue
                           New York, New York  10017
                -----------------------------------------------
                    (Name and address of agent for service)

                                 (212) 972-4900
                               ------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

                                     Proposed     Proposed
Title of                             maximum      maximum        Amount
securities                           offering     aggregate      of
to be              Amount to be      price per    offering       registration
registered         registered(1)     share(2)     price          fee

Common Stock,      750,000           $7.675       $5,756,250     $1,439
$.03 par
value

-------------------------------------------------------------------------------

(1) This Registration Statement also covers such additional shares of Common Stock as may be issuable upon exercise of options granted or to be granted under the Alpha Technologies Group, Inc. Amended and Restated 1994 Stock Option Plan as a result of the anti-dilution provisions thereof.

(2) The prices stated are estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The aggregate offering price and amount of the fee are computed based upon the last sale price of the Common Stock of the Registrant on the National Association of Securities Dealers Automated Quotation System on May 22, 2001

--------------------------------------------------------------------------------

                                     Part I

     Pursuant to Rule 429 promulgated by the Securities and Exchange Commission, the S-3 form of Prospectus contained in this Registration Statement also relates to the resale by certain executive officers and directors of shares of Common Stock previously registered pursuant to Registration Statement No. 33-6695, Registration Statement No. 33-17359, Registration Statement No. 33-20706, Registration Statement No. 33-29636 and Registration Statement No. 33-48663, issuable upon the exercise of options granted pursuant to the 1985 Stock Option Plan and Registration Statement No. 333-03001 issuable upon exercise of options granted pursuant to the Amended and Restated 1994 Stock Option Plan.

PROSPECTUS
                         ALPHA TECHNOLOGIES GROUP, INC.

          This Prospectus relates to the sale of up to 1,542,909 shares ("Shares") of Common Stock, $.03 par value per share ("Common Stock"), of Alpha Technologies Group, Inc. (the "Company" or "Alpha") that may be made by certain executive officers or directors (the "Selling Stockholders") of the Company who acquired, or may acquire, the Shares pursuant to the Company's 1985 Stock Option Plan (the "1985 Plan") or the Company's Amended and Restated 1994 Stock Option Plan (the "1994 Plan," and together with the 1985 Plan , the "Plans"). The Company will receive no proceeds from the sale of the Shares covered by this Prospectus.

          The Common Stock is listed on the Nasdaq Stock Market ("Nasdaq") and traded on the Nasdaq National Market System ("Nasdaq National Market") under the symbol ATGI. The last reported sale price of the Common Stock on the Nasdaq National Market on May 22, 2001 was $7.60 per share. The Shares covered by this Prospectus may be offered for sale from time to time on the Nasdaq National Market or otherwise at prices then obtainable.

          It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholders on the sale of the Shares offered hereby. The Company will pay the other expenses of the offer of the Shares by the Selling Stockholders, as described in this Prospectus (the "Offering"). See "Plan of Distribution."


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS"
                              STARTING AT PAGE 5.

                  The date of this Prospectus is May 25, 2001.

                                    CONTENTS

                                                                     Page
                                                                     ----

Available Information                                                  3

Prospectus Summary                                                     4

The Company                                                            5

Risk Factors                                                           5

No Proceeds from Offering to the Company                               8

Selling Stockholders and Plan of Distribution                          9

Experts                                                               11

Legal Opinions                                                        11

Disclosure of Commission Position on Indemnification                  11
     for Securities Act Liabilities

                      AVAILABLE INFORMATION ON THE COMPANY

          We filed a Registration Statement on Form S-8 to register with the Securities and Exchange Commission ("SEC") the shares of our common stock offered hereby. This prospectus is a part of that Registration Statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

     We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus.

     We incorporate by reference the documents listed below and, until this offering has been completed, any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     1.   Annual Report on Form 10-K for the year ended October 29, 2000;

     2.   Quarterly Report on Form 10-Q for the quarter ended January 28, 2001;

     3. Current Reports on Form 8-K dated December 4, 2000 and January 23, 2001; and

     4. Proxy statement on Schedule 14A for the 2001 Annual Meeting of Stockholders dated April 10, 2001.

     5. The description of Common Stock of the Registrant contained under the caption "Description of Capital Stock" in the Registrant's Registration Statement No. 333-47556 on Form S-2 which became effective November 30, 2000.

     You may request free copies of these filings by writing or telephoning us at the following address:

                            Chief Financial Officer
                         Alpha Technologies Group, Inc.
                         1155 Dairy Ashford, Suite 216
                               Houston, TX  77094
                                 (281) 759-7740

     You should only rely on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of the sale of our common stock.

                               PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference and the financial statements which are incorporated herein by reference.

THE COMPANY                     We are one of the leading manufacturers of
                                thermal management products in the United
                                States.

RISK FACTORS                    This Offering involves certain risks. See "Risk
                                Factors."

SECURITIES OFFERED              Up to 1,542,909 shares of Company Common Stock,
                                par value $.03 per share.

OFFERING PRICE                  All or part of the shares offered hereby may be
                                sold from time to time in amounts and on terms to be determined by the Selling Stockholder at the time of sale.

SELLING STOCKHOLDERS            The Shares are being offered hereby for the
                                account of the Selling Stockholders, who may be executive officers or directors of the Company.
                                See "Selling Stockholders."

USE OF PROCEEDS                 The Company will receive no part of proceeds
                                from the sale of the shares offered pursuant to this Prospectus.

NASDAQ TRADING SYMBOL           ATGI

                                  THE COMPANY

          Through our subsidiaries, we are one of the leading manufacturers of thermal management products in the United States. Thermal management products, principally heat sinks, are devices made out of fabricated aluminum extrusions that have high surface area to volume ratios and are engineered to dissipate unwanted heat generated by electric components. As systems become increasingly more powerful and packaging becomes smaller, the need to dissipate heat becomes more important to the reliability and functioning of electronic systems. Our thermal management products serve the microprocessor, computer, automotive, telecommunication, industrial controls, transportation, power supply, factory automation, consumer electronics, aerospace and the defense industries. We conduct our business through several wholly owned subsidiaries: National Northeast Corporation ("NNE"),Wakefield Engineering, Inc. ("Wakefield"), which includes the Wakefield-Fall River (Fall River, MA) and Wakefield-Temecula (Temecula, CA) divisions, Specialty Extrusion Corp. ("Specialty", formerly known as Wakefield Extrusion Corp.) and Lockhart Industries, Inc. ("Lockhart").

          We were incorporated as Synercom Technology, Inc., in Texas in 1969. We changed the state of incorporation to Delaware in 1983 and in 1995, changed our corporate name to Alpha Technologies Group, Inc. Our principal executive offices are located at 11990 San Vicente Boulevard, Suite 350, Los Angeles, California 90049, (310) 566-4005.

                                  RISK FACTORS

     Prospective investors should carefully consider the following risk factors in addition to other information set forth in this Prospectus before making a decision to purchase any of the securities offered hereby.

Fluctuations in Operating Results

     The Company's operating results are affected by a number of factors, many of which are outside the Company's control. These factors have in the past and could in the future materially and adversely affect net sales, gross margins and profitability. They include: the volume and timing of orders received; competitive pricing pressures; changes in the mix of products sold; potential cancellation or rescheduling of orders; changes in the level of customer inventories of the Company's products; the timing of new product and manufacturing process technology introductions by the Company or its competitors; availability of manufacturing capacity; and market acceptance of enhanced products introduced by the Company. Additionally, the Company's growth and results of operations are currently being, have in the past been and could in the future be, adversely affected by downturns in the industries it serves.

Indebtedness

     To fund the acquisition on January 9, 2001 of NNE, the Company entered into a loan agreement pursuant to which it may borrow up to $50,000,000 from Union Bank of California N.A. and other banks in its syndicate, of which the Company borrowed on January 9, 2001 approximately $40,000,000. Our ability to make payments on our debt will depend on our ability to generate cash in the future. This, to an extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

     In addition, such indebtedness:

* requires us to dedicate a substantial portion of our cash flow from operations to payments on our debt, which will reduce amounts available for working capital, capital expenditures, research and development and other general corporate purposes;

* limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

* increase our vulnerability to general adverse economic and industry conditions.

     The credit facility includes restrictive covenants and also requires us to maintain financial ratios. This may restrict our ability to expand or to pursue our business strategies. Our ability to comply with these and other provisions of the credit facility may be affected by changes in our business condition or results of operations or other events beyond our control. The breach of any of these covenants could result in the lender declaring a default under our loan agreement and could require us to pay the entire balance before its scheduled maturity date. There can be no assurance that, in such circumstances, we will be able to raise sufficient funds to make such payment.

Dependence Upon Key Members of Management

     The success of the Company is largely dependent on the efforts of Lawrence Butler, Chairman and Chief Executive Officer and Robert Streiter, President and Chief Operating Officer of the Company, respectively. The loss of their services could have a material adverse effect on the Company's business and prospects. The Company entered into employment agreements with Lawrence Butler and with Robert Streiter. We have a key man life insurance policy on the life of Robert Streiter for $10,000,000, which has been assigned to secure our indebtedness described above.

Integration of NNE

     We must integrate the operations of NNE with our existing operations in order to enhance revenue, realize cost savings and achieve anticipated operating efficiencies. The integration of the management, personnel, operations and facilities of NNE could involve unforeseen difficulties. These difficulties could disrupt our ongoing business, distract our management and employees, and increase our expenses, which could have a material adverse effect on our business, financial condition and operating results.

Quality Control Standards

     The Company's products are incorporated into high technology products manufactured by original equipment manufacturers ("OEMs") and, accordingly, must meet exacting specifications. A substantial portion of the Company's OEM customers require the Company to qualify as an approved supplier. In order to so qualify, the Company must satisfy stringent quality control standards and undergo intensive in-plant inspections of its manufacturing processes, equipment and quality control systems. There can be no assurance that the Company will be able to meet future customer quality requirements.

Competition

     Supplying components for use in electronic products is highly competitive. Competition is based on many factors, including product quality and reliability, timely delivery, price and ability to develop customer- specific products solutions to thermal management. Many companies offer products and services similar to those offered by the Company. The Company's principal competitor is Aavid Thermal Technologies, Inc. There can be no assurance that competitors will not develop products that are superior to the Company's products. Further, there can be no assurance that the Company will not experience additional price competition, and that such competition may not adversely affect the Company's position and results of operations.

Technological Changes

     The markets for the Company's products are characterized by technological advances, changes in customer requirements, product introductions and evolving industry standards. The Company believes that its future success will depend, in part, on its ability to continue to develop and market products and product enhancements cost-effectively, which will require continued expenditures for product engineering, sales and marketing. There can be no assurance that the Company will be able to modify its products to meet its customers' needs or that its markets will accept the Company's product offerings.

Raw Materials Cost

     The principal raw material used in thermal management products is aluminum. Raw materials represent a significant portion of the cost of the Company's products. Prices for raw materials are based upon market prices at the time of purchase. Historically, the price of aluminum has experienced substantial volatility. Although thermal management products are generally shipped within 60 days following the order date, increases in raw materials prices cannot always be reflected in product sales prices. All raw materials are readily available from multiple suppliers at competitive prices. The Company does not believe its risk in respect to raw materials price volatility is significant since the raw materials for an order are usually purchased within a short period of time after the order is accepted.

Control by Management and Certain Directors

     Members of Management and the Board of Directors, individually and through partnerships controlled by certain members of Management and the Board, assuming all shares offered hereby are sold, will continue to beneficially own at least 25% of the currently outstanding shares of Common Stock. By virtue of such ownership and their positions with the Company, Marshall D. Butler and Lawrence Butler may have the practical ability to determine the election of all directors and control the outcome of substantially all matters submitted to the Company's stockholders. Such concentration of ownership could have the effect of making it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

Environmental Considerations

     The Company's manufacturing operations are subject to environmental laws and regulations which govern waste water discharges, air emissions and the handling and disposal of solid and hazardous wastes and the remediation of the contamination associated with the disposal of such wastes.

Potential Anti-Takeover Effects of Delaware Law; Possible Issuances of Preferred Stock

     Certain provisions of the Delaware law could delay, impede or make more difficult a merger, tender offer or proxy contest involving the Company, even if such events could be beneficial to the interests of the stockholders. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock. In addition, shares of preferred stock can be issued by the Board of Directors without stockholder approval on such terms as the Board may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Moreover, although the ability to issue preferred stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, a majority of the voting stock of the Company.

                    NO PROCEEDS FROM OFFERING TO THE COMPANY

          The Company will receive no part of the proceeds from the sale of any of the shares by the Selling Stockholders.

                 SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

          The Shares offered hereby have been or will be acquired by the Selling Stockholders pursuant to the Company's Plans. A registration statement on Form S-8 covering securities issued by the Company under the Plans has been filed with the Securities and Exchange Commission.

          The following table sets forth the name of each Selling Stockholder, relationship with the Company, the amount of the Company's common stock beneficially owned by such person as of May 17, 2001, the number of Shares to be offered by such person and the number of Shares and the percentage of the outstanding Common Stock owned by such person after the offering assuming the sale of all Shares offered hereby:


                                       No. of Shares               No. of Shares           Amount to be        Percent Owned
Name and Relationship                  Owned Beneficially              Offered             Owned After         After Offering
 With the Company                      Prior to Offering (1)       Hereby(11)(12)          Offering (13)          (13)(14)
 ----------------                      --------------------        --------------          -------------          --------
Lawrence Butler,                            1,499,783                 556,776                1,189,672              14.2%
       Chairman and
       Chief Executive Officer(2)
Marshall Butler,                              928,826                 136,224                  875,935              10.5%
       Director (3)(4)
Richard E. Gormley                               ----                  30,000                     ----              *
       Director
Donald K. Grierson,                           238,000                 235,000                    8,000              *
       Director (5)
Frederic A. Heim,                              60,200                  60,000                    5,200              *
       Director (3)(6)
Robert C. Streiter                            147,080                 350,000                   42,079              *
       President and Chief (7)
       Operating Officer
Steve Chupik                                   69,048                  84,100                   13,281              *
       Vice President -
       Administration (8)
Johnny J. Blanchard,                           36,864                  52,156                   11,374              *
       Chief Financial
       Officer (9)
Kenneth Rind,                                  49,399                  38,653                   10,746              *
       Director (10)

---------------------
* Less than 1%.

     (1) Includes Shares deemed to be beneficially owned by such persons pursuant to Rule 13d-3 promulgated under the Exchange Act because they have the right to acquire such Shares within 60 days upon the exercise of options or similar rights or because such persons have or share investment or voting power.

     (2) Includes 695,038 Shares owned by Dot.Com Partners LP, a limited partnership whose general partner is wholly owned by Mr. L. Butler, 222,654 Shares owned by a Trust of which Mr. L. Butler is trustee, 303,335 Shares which Mr. L. Butler has the right to acquire upon the exercise of stock options within 60 days, and 16,904 Shares held for Mr. Butler's account in the Company's 401(k) Plan.

     (3) Does not include Shares owned by Dot.Com of which Mr. M. Butler and Mr. Heim are each limited partners. Messrs. Butler and Heim disclaim beneficially ownership of such Shares.

     (4) Includes 41,667 Shares which Mr. M. Butler has the right to acquire upon the exercise of stock options within 60 days and 235,084 Shares owned by a trust of which Mr. M. Butler is a trustee.

     (5) Includes 30,000 Shares which Mr. Grierson has the right to acquire upon the exercise of stock options within 60 days.

     (6) Includes 55,000 Shares which Mr. Heim has the right to acquire upon the exercise of stock options within 60 days.

     (7) Includes 105,001 Shares that Mr. Streiter has the right to acquire upon exercise of stock options within 60 days, 14,900 Shares owned by Mr. Streiter's spouse as to which Mr. Streiter disclaims beneficial ownership and 2,979 Shares held for Mr. Streiter's account in the Company's 401(k) Plan.

     (8) Includes 43,934 Shares that Mr. Chupik has the right to acquire within 60 days and 13,281 Shares held for Mr. Chupik's account in the Company's 401(k) Plan.

     (9) Includes 8,334 Shares that Mr. Blanchard has the right to acquire upon exercise of stock options within 60 days and 9,374 Shares held for Mr. Blanchard's account in the Company's 401(k) Plan.

     (10) Includes 30,000 Shares which Mr. Rind has the right to acquire upon the exercise of stock options within 60 days.

     (11) Represents all Shares acquired upon exercise of options under the Plans and subject to options under the Plans whether fully vested or not as of the date hereof.

     (12) The number of Shares offered hereunder by such person may increase to the extent that such Affiliate is hereafter granted additional options under the 1994 Plan.

     (13) Assumes all Shares offered hereby are sold and no other purchases (including purchases by exercise of options held by such persons) or sales are made by such Selling Stockholders.

     (14) Based upon 8,365,702 Shares outstanding giving effect to the exercise of all options currently held by affiliates.


           The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the NASDAQ National Market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Brokers or dealers engaged by Selling Stockholders will receive commissions or discounts in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                                    EXPERTS

        The financial statements incorporated by reference in this Prospectus have been audited by Grant Thornton LLP, independent public accountants, as indicated in their report with respect thereto and are included herein upon the authority of said firm as experts in accounting and auditing in giving said report.

        Certain financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are included herein upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL OPINION

        The validity of the authorization and issuance of the securities offered hereby are being passed upon for Company by Shapiro Forman Allen & Miller LLP, 380 Madison Avenue, 24/th/ Floor, New York, New York 10017. Shapiro Forman Allen & Miller LLP has from time to time performed and may in the future perform legal services for certain shareholders of the Company.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

        Under provisions of the Company's Certificate of Incorporation, any person made a party to any lawsuit by reason of being a director or officer of the Company, or any parent or subsidiary thereof, may be indemnified by the Company to the full extent authorized by the General Corporation Law of the State of Delaware.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following documents of the Registrant filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 29, 2000 (as amended by Form 10-K/A-1, filed February 26, 2001), including the consolidated financial statements and schedules of the Registrant for the year ended October 29, 2000, reported upon by Grant Thornton LLP, filed pursuant to Section 13 of the Securities and Exchange Act of 1934.

(b) The Registrant's Proxy Statement dated April 10, 2001 used in connection with the Annual Meeting of Stockholders, held on May 17, 2001.

(c) The Registrant's Quarterly Report on Form 10-Q for the three months ended January 28, 2001.

(d) The Registrant's Current Reports on Forms 8-K dated December 4, 2000 and January 23, 2001.

(e) The description of Common Stock of the Registrant contained under the caption "Description of Capital Stock" in the Registrant's Registration Statement No. 333-47556 on Form S-2 which become effective November 30, 2000.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock offered hereby has been sold or which deregisters all such Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.

     Not applicable.

Item 6.     Indemnification of Directors and Officers.

     Limitation of Liability. Section 145 of the Delaware General Corporation Law (the "DGCL") and the Company's By-Laws provide for indemnification of the Company's directors and officers and certain other persons. Under Section 145 of the DGCL and the Company's By-Laws, directors and officers of the Company may be indemnified by the Company against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as a representative of the Company, or because such director or officer serves or served as a representative of another entity at the Company's request, so long as the director or officer acted in good faith and in a manner he or she reasonable believed to be in, or not opposed to, the best interests of the Company.

          Pursuant to the DGCL, the Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors and officers to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and which authorize the Company to indemnify its directors, officers and other agents, by bylaw, agreement or otherwise, to the fullest extent permitted by law. Generally, a director will be liable for monetary damages only for a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit, or an illegal dividend or stock repurchase, but not for negligence or gross negligence in satisfying the duty of care. The Company's Bylaws require the Company to indemnify its directors, officers, employees and other agents to the fullest extent permitted by law. Generally, a director will be entitled to be indemnified against a claim if a majority of the directors who are not parties, independent legal counsel, or the stockholders determines that the director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful; and his or her expenses may be advanced by the Company if the director undertakes to reimburse them if it is ultimately determined that he or she was not entitled to indemnification.

          Indemnification Agreements. The Company has entered into an indemnification agreement with each of its officers and directors. The agreements provide that in the event any such executive officer or director, is or becomes a party or a witness or other participant in any threatened, pending or completed action, suit or proceeding (an "Action") relating to the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, the Company shall indemnify such person to the fullest extent permitted by the DGCL. In addition, the agreement provides that all reasonable expenses (including legal fees) incurred by any such person shall be paid by the Company in advance of the final disposition of any Action.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.     Exemption from Registration Claimed.

     Not applicable.


Item 8.    Exhibits.

     The following are filed as exhibits to this Registration Statement:


Exhibit No.    Description
-----------    -----------

3.1            Certificate of Incorporation of the Company, as amended (1) (2)
               (3)

3.2            By-laws of the Company (4)

5 Opinion of Shapiro Forman Allen & Miller LLP with respect to the legality of the securities being registered.*

10.9           1994 Stock Option Plan as Amended and Restated (5)

23.1           Consent of Grant Thornton LLP*

23.2           Consent of Arthur Anderson LLP*

23.3           Consent of Shapiro Forman Allen & Miller LLP (contained in
               Exhibit 5)*

     -------------------
*    Filed herewith.

(1) Incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-2979), which became effective March 7, 1986.

(2) Incorporated by reference to the Company's Registration Statement on Form S-8, filed September 28, 1987 (Reg. No. 33-17359).

(3) Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended October 29, 2000, filed on January 29, 2001.

(4) Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended October 29, 2000 filed on January 29, 2001.

(5) Incorporated herein by reference from the Registrant's Definitive Proxy Statement for its 2001 Annual Meeting of Stockholders, dated April 10, 2001.

Item 9.     Undertakings.

(a) Rule 415 offering.

     The Undersigned Registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for acceleration of effective date or filing of registration statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on May 25, 2001.


                       ALPHA TECHNOLOGIES GROUP, INC.



                       By: /s/ Lawrence Butler
                           -------------------
                           Lawrence Butler, Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature                      Title                         Date
---------                      -----                         ----


/s/ Lawrence Butler            Chairman, Chief Executive     May 25, 2001
-------------------------
    Lawrence Butler            Officer, and Director


/s/ Johnny J. Blanchard        Chief Financial Officer       May 25, 2001
-------------------------
    Johnny J. Blanchard        (Principal Financial and
                               Accounting Officer)

/s/ Marshall D. Butler         Director                      May 25, 2001
-------------------------
    Marshall D. Butler


/s/ Richard E. Gormley         Director                      May 25, 2001
-------------------------
    Richard E. Gormley


/s/ Donald K. Grierson         Director                      May 25, 2001
-------------------------
    Donald K. Grierson


/s/ Frederic A. Heim           Director                      May 25, 2001
-------------------------
    Frederic A. Heim

/s/ Robert C. Streiter         Director                      May 25, 2001
-------------------------
    Robert C. Streiter


EXHIBIT INDEX


Exhibit
   No.      Description
-------     ------------

3.1         Certification of Incorporation of the Company, as amended.
            Incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-2979), which became effective March 7, 1986, Registration Statement on Form S-8, filed September 28, 1987 (Reg. No. 33-l7359), and to the Company's Annual Report on Form 10-K for the year ended October 29, 2000.

3.2 By-laws of the Company. Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended October 29, 2000.

5 Opinion of Shapiro Forman Allen & Miller LLP with respect to the legality of the securities being registered.*

10.9 1994 Stock Option Plan, as amended and restated. Incorporated herein by reference to the Company's Definitive Proxy Statement filed with the Commission on or about April 10, 2001.

23.1        Consent of Grant Thornton LLP*

23.2        Consent of Arthur Anderson LLP*

23.3        Consent of Shapiro Forman Allen & Miller LLP (contained in
            Exhibit 5)*

-------------------------
*    Filed herewith.